Exhibit 10.5

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (MOU) is made this 25th day of July, 2007, by and between Lawrence County, Mississippi (County) and EATWARE HOLDINGS, INC. (company).

The Company is desirous of locating a new processing and distribution facility (Project) in the County which will manufacture and distribute industrial packaging. The Project will create certain jobs in the County and new capital investment within the County.

A.

The parties hereto wish to set forth their mutual understandings with respect to the proposed Project and to memorialize their respective willingness to proceed to accomplish said Project.

The parties, therefore, agree as follows:

1.

Obligations. The County agrees that, in consideration of the Company locating the Project with its employment opportunities, creation of jobs, capital investment and future tax revenues, the County will provide the respective inducements or incentives as set forth herein. The Company hereby agrees that in consideration of the County providing said inducements or incentives, the Company will locate the Project in the County and perform its additional undertakings described in this agreement.

2.

County Undertakings.

(a)

County agrees to lease-purchase an approximately 53,000 square foot building located on approximately 6.3 acres of real estate (the facility) which is more particularly described in Exhibit "B" attached hereto, to the Company under terms and conditions of a lease-purchase agreement to be developed between the County and the Company. At a minimum, the lease-purchase agreement will contain the following items requested by the Company:

(i)

An initial lease term of sixty (60) months at a monthly rental of one thousand dollars ($1,000.00). All monthly payments will apply toward the negotiated purchase price.

(ii)

An option to purchase the property at any time during the initial term or at the end of the initial term for the negotiated purchase price referenced in paragraph 2.(a)(i) above of two hundred fifty thousand dollars ($250,000.00).

(iii)

An option for an additional sixty (60) month lease term with a monthly rental of one thousand dollars ($1,000.00). All monthly payments paid during the initial term and during the second term will apply toward the negotiated purchase price.

(iv)

An option to purchase the property at any time during the second term or at the end of the second term for the negotiated purchase price referenced in paragraph 2.(a)(iii) above of three hundred fifty thousand dollars ($350,000.00).

(v)

The County agrees to take a subordinate position if the Company requires the property as a collateral piece for financing purposes.

(vi)

Upon execution of the lease-purchase agreement, the Company agrees to pay the County the sum of fifteen thousand dollars ($15,000) as an expression of the Company's interest in the successful completion of the Project. Said sum will be deducted from the purchase price at the time the Company exercises its option to purchase.

(b)

In connection with the lease/purchase, the County agrees to provide to the Company a title certificate which provides that fee simple interest of the premises under the lease is owned by the County with only such exceptions as may be approved by the Company.

(c)

Specific, necessary leasehold improvements required by the Company will be negotiated items between the County and the Company as to which party will cover the improvement costs. Said costs will be applied to the negotiated purchase price. If covered by the County, the costs will be added to the negotiated purchase price. If covered the Company, the costs will be deducted from the negotiated purchase price.

(d)

The County agrees to provide an ad valorem tax exemption on all real and personal property used in or necessary to the operation of the Project and eligible hereunder, specifically including but not limited to, the real estate, the Project, any Project improvements, and any machinery and equipment pursuant to Section 27-31-100 et seq. of the Mississippi Code, as amended. The exemption will not include those taxes specifically prohibited from exemption by law. The exemption will be for an initial period of five (5) years. If, at the expiration of the initial 5 year period, the Company has met at least 50% of its job creation goals of 80 as indicated in 3b of this MOU, the County will grant an additional 5 year exemption. Further, the County agrees to grant other tax exemptions for which the Project may qualify -- including an exemption of taxes on goods held in a licensed Freeport Warehouse pursuant to 27-31-51 through 27-31-61 of the Mississippi Code, as amended. All additional tax exemptions shall be for an initial period of 5 years, with an additional 5 years applied should 50% of job creation goals be met by the Company.

3.

Company Undertakings.

(a)

Company agrees to lease/purchase from the County the facility and the facility site on the terms and conditions to be negotiated between the County and the Company but at a minimum under the terms and conditions set out in paragraph 2 herein.

(b)

Company agrees to, at a minimum, reach the investment and job creation levels set forth below:

YEAR	CAPITAL INVESTMENT		JOBS CREATED
One		$300,000	30
Two		$500,000	30
Three		$1,500,000	20
Four		$1,500,000	0
Five		$200,000	0
	TOTAL	$4,000,000	80

4.

Expenses. With the exception of the expenditures and other amounts which the County has agreed to provide for payment of pursuant to Paragraph 2 hereof which will be the sole responsibility of the County, the parties hereto will each bear their own expenses related to the investigation, negotiation, and consummation of the Project, and any good or service engaged or contracted by any party hereto will be the expense of that party.

5.

Severability. If any clause, provisions or paragraph of the MOU is held to be illegal or invalid by a court, the illegality or invalidity of such clause, provision or paragraph shall not affect any remaining clauses, provisions or paragraphs hereof, and the MOU shall be construed and enforced as if such illegal or invalid clause, provisions or paragraph had not been contained herein.

6.

Amendments. The terms of the MOU may be modified or waived only by a separate writing signed by each of the parties that expressly modifies or waives any such term.

7.

Applicable Law. The MOU will be construed in accordance with and governed by the laws of the State of Mississippi without regard to its conflict of law provisions.

8.

Counterparts. This MOU may be signed by any number of counterparts with the same as if each of the signatures were on the same MOU.

9.

Entire Agreement. This MOU constitutes the entire agreement between the parties and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations (whether written or oral).

10.

Sublease. The Company shall not sublease any portion of the Lease premises under the Lease without the prior written approval of the County.

THE PARTIES HERETO have caused this MOU to be executed on the date set forth above.

For Lawrence County Mississippi:

For Eatware Holdings, Inc.

/s/ Billy Joe Boutwell

/s/ Tristan R. Pico

Billy Joe Boutwell, President

Tristan R. Pico

Lawrence County Board of Supervisors

Corporate Legal Counsel

8/2/07

August 2, 2007

(Date)

(Date)

/s/ Kevin Rayborn, Chancery Clerk

Attest

Attest

SEAL

STATE OF MISSISSIPPI

COUNTY OF LAWRENCE

PERSONALLY appeared before me, the undersigned authority in and for the county and state aforesaid, the within named Tristan R. Pico of EATWARE HOLDINGS, INC. who acknowledged to me that he signed, executed and delivered the foregoing instrument in writing on the day and year therein mentioned as the voluntary act and deed of said corporation, and that he is so authorized to do.

WITNESS MY HAND and official seal, this the 2nd day of August, A.D. 2007.

SEAL

/s/ Kevin Rayborn

My Commission expires: 1-6-08

STATE OF MISSISSIPPI

COUNTY OF LAWRENCE

PERSONALLY appeared before me, the undersigned authority in and for the county and state aforesaid, on this the2nd. day of August, 2007, within my jurisdiction, the within named, Billy Joe Boutwell, who acknowledged to me that he is the President of the Lawrence County Board of Supervisors, and that for and on behalf of said LAWRENCE COUNTY, MISSISSIPPI, and as its act and deed in its said representative capacity, he executed the above and foregoing instrument, after first having been duly authorized to do so.

WITNESS MY HAND and official seal, this the 2nd day of August, A.D. 2007.

SEAL

/s/ Kevin Rayborn

My Commission expires: 1-6-08

EXHIBIT" A"

REAL ESTATE DESCRIPTION

COMMENCE AT AN IRON PIN FOUND ON THE NW CORNER OF THE NE/4 OF THE SWI4 OF SECTION 20, TOWNSHIP 7 NORTH, RANGE 11 EAST, LAWRENCE COUNTY, MISSISSIPPI; THENCE RUN NORTH 89 DEGREES 56 MINUTES 34 SECONDS EAST 540.87 FEET ALONG THE NORTH LINE OF THE NE/4 OF THE SWI4 OF SAID SECTION 20 TO A FOUND IRON PIN; THENCE CONTINUE ALONG SAID NORTH LINE NORTH 89 DEGREES 56 MINUTES 34 SECONDS EAST 185.33 FEET TO A SET IRON PIN; THENCE CONTINUE ALONG SAID NORTH LINE NORTH 89 DEGREES 56 MINUTES 34 SECONDS EAST 58.80 FEET TO AN IRON PIN SET ON THE WESTERN RIGHT OF WA Y OF THE GULF MOBILE OHIO RAILROAD; THENCE RUN ALONG SAID WESTERN RIGHT OF WAY SOUTH 34 DEGREES 05 MINUTES 54 SECONDS EAST 300 FEET TO A SET IRON PIN; THENCE LEAVING SAID RIGHT OF WAY RUN SOUTH 17'DEGREES 00 MINUTES 00 SECONDS WEST 610.36 FEET TO THE NORTHERN RIGHT OF WAY OF MISSISSIPPI HWY. NO. 84; THENCE RUN ALONG SAID NORTHERN RIGHT OF WAY NORTH 67 DEGREES 56 MINUTES 30 SECONDS WEST 347.41 FEET TO A SET IRON PIN; THENCE LEAVING SAID RIGHT OF WAY RUN NORTH 17 DEGREES 00 MINUTES 00 SECONDS EAST 616.15 FEET TO A SET IRON PIN; THENCE NORTH 73 DEGREES 00 MINUTES 00 SECONDS EAST 68 FEET TO A SET IRON PIN; THENCE RUN NORTH 17 DEGREES 00 MINUTES 00 SECONDS EAST 96. 70 FEET BACK TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS 5.54 ACRES, MORE OR LESS, AND IS LOCATED IN THE NE/4 OF THE SWI4 OF SECTION 20, TOWNSHIP 7 NORTH, RANGE 11 EAST.

EXHIBIT "B"

BUILDING DESCRIPTION

```
LRMLND01                          LANDROLL                          LRWLND97/M4
LAWRENCE COUNTY (KELLWOOD BLDG)       Parcel D08-Q020-00008.00    PPIN   4369
                                      Alt Parcel M05 -0020-00008.00
                                      Exempt Code 16  JD 0 Tax District 5100
                                      Subdivision

                                      Neighborhood             Map
C/S/Z
ect/Twn/Rng 20 07  11  Blk       St Addr   1318 W BROAD ST
ls C-Acres  C-Value  U-Acres  U-Value   T-Acres   Improved    True     Assessed

     6.30      63000                        6.30    889777     952777     142917
     6.30      63000                        6.30    889777     952777     142917
omestead Type        Regular           100              Map Row Acres
tg                                                 Eligible for Class 1 N (Y/N)
ew Value Added    46234  F-Fire O-Override  Last Deed Book A133 Page 531
Drainage Code    Benefit  Price  Total      Last Deed Date  3 / 21 / 2002
                                           Current  2006 Yr          Page Line
                                         L    63000            County   398    7
                                         B   889777            City       6    9
evee Benefits          X .05 =           Use1      Use2 2200  School
dded    /    /       by             Changed  6 / 11 / 2004 by EDNA         F12

F3 next record  F4-Legal F5-Addendum  F6-DBP References  F7-Flags F13-Paperlink
```

P.O.C.
IRON PIN FOUND AT THE NW COR OF NE 1/4 OF THE SW 1/4 OF SECTION 20 T-7-N, R-11-E, LAWRENCE COUNTY MISSISSIPPI.
EAST 774 A.P.R.
N89°56'34"E 540.87'
N89°56'34"E 185.33'
P.O.B.
N00°00'28"E 144.84'
PARCEL DEEDED TO GEORGIA PACIFIC DEEDBOOK A101 PAGE 625.
N47°07'26"W 301.58'
N77°30'54"W 88.56'
KELLWOOD BUILDING
52,755 sq.ft. +/-
(CONTAINED WITHIN MAIN BUILDING)
(EXTERIOR DIMENSIONS)
5.54 acres +/-
(LOT ACREAGE)
S 32° E 300' A.P.R.
S 17° W 608' A.P.R.
S17°00'00"W 610.36'
GULF MOBILE OHIO RAILROAD
200' R/W
WOODLINE
VARIABLE R/W
50'
SCALE 1" = 50'
CLASS "C" SURVEY

LEGEND

- PROPERTY LINE
- GLO LINES
- RIGHT-OF-WAY LINE
- UT — UNDERGROUND TELEPHONE
- T — OVERHEAD TELEPHONE
- P — OVERHEAD POWERLINE
- IRON PIN FOUND
- IRON PIN SET (1/2"x18")
- GRASSED AREAS
- ASPHALT PAVEMENT
- GRAVEL

REFERENCE MATERIAL:

DB. A101, PG. 561
DB. A51, PG. 378
DB. A101, PG. 625
DB. A107, PG. 462
DB. A98, PG. 128
WARRENTY DEED BETWEEN P.K. McLAIN AND LAWRENCE COUNTY SUPERVISORS DATED JULY 1953.
HWY. 84 RIGHT OF WAY PROJECT NO. SP-#84-7474(2)

NOTE:

ALL BEARINGS SHOWN ON THIS PLAT WERE DERIVED FROM A SOLAR OBSERVATION.

NO RECORD SEARCH FOR EASEMENTS WAS CONDUCTED.

THE SOUTH PROPERTY LINE IS SUBJECT TO ROAD RIGHT-OF-WAY.

DATE OF SURVEY:

JUNE 28, 2001

I certify that the information on this plat is thorough and accurate to the best of my knowledge and belief.

PHILLIP W. BALL, REGISTERED PROFESSIONAL LAND SURVEYOR, PLS-02821, STATE OF MISSISSIPPI
PHILLIP W. BALL PLS 7/6/01

NO.	DATE	REVISIONS	BY

drawn by: P.W.B.
checked by: P.W.B.
scale: 1"=50'
date: JULY 2001

DUNGAN Engineering, PA
Consulting Engineers
1574 Highway 98 East, P.O. Box 350, Columbia, MS 39429
(T) 601-731-2500
(F) 601-736-6501

KELLWOOD BUILDING
LAWRENCE COUNTY BOARD OF SUPERVISORS
A PART OF THE NE 1/4 OF THE SW 1/4 OF SECTION 20, T-7-N, R-11-E
LAWRENCE COUNTY, MISSISSIPPI

contents: BOUNDARY SURVEY

job no. 11915207
sheet no. 1
sheet 1 of 1 sheets

LEASE AGREEMENT

STATE OF MISSISSIPPI

COUNTY OF LAWRENCE

The following constitutes the terms of a Lease Agreement entered into on September 1, 2007, by and between LAWRENCE COUNTY, MISSISSIPPI, a political subdivision of the State of Mississippi, whose address is Post Office Box 1160, Monticello, Mississippi 39654, telephone (601) 587-7351, hereinafter referred to as the "County"; and EATware HOLDINGS, INC., a Nevada Corporation, whose address is 3420 Ocean Park Blvd., Ste. 3000, Santa Monica, CA 90405, hereinafter referred to as the "Company"; each party acting through its respective, undersigned, duly authorized officers, WITNESSETH:

WHEREAS, the County owns the land hereinafter described and upon which lands a building or structure suitable for the company to conduct its business exists; and WHEREAS the Company desires to lease the said premises for the purposes of manufacture, processing and packaging its products; and WHEREAS the County desires to lease said premises unto the Company under the terms and conditions hereinafter set forth, all of which are acceptable to the Company.

NOW THEREFORE, for the consideration hereinafter designated, the parties hereto do agree and bind themselves to each other as follows:

The County does hereby lease and let unto the Company the following described lands along with the existing building located and situated in Lawrence County, Mississippi:

SEE EXHIBIT "A" ATTACHED HERETO.

1. CONSIDERATION: The consideration for said lease is:

a) the payment of the monthly and other rentals hereinafter provided for; b) the creations and maintenance of fifty (50) new jobs within twenty-four (24) months of the execution of this agreement; and c) the faithful performance of all other terms and conditions hereinafter set forth, all of which are important and freely negotiated.

2. TERM: The term of the lease shall be for Five (5) years, commencing on September 1, 2007, and terminating at midnight on August 31, 2012, which shall hereinafter be referred to as the ''Term''.

In addition, the Company shall have the option of purchasing the leased premises at any time during the first Five (5) year lease term, for the consideration of $250,000.00. In the event the Company exercises this option, then in that event all monthly lease payments made by the Company shall be applied to and deducted from the consideration of $250,000.00.

Further, the Company is granted the option and/or right to continue to lease the aforesaid premises for a Second Five (5) year term, for the same consideration as the First Five (5) year term.

In addition, the Company shall have the option of purchasing the leased premises at any time during the Second Five (5) year lease term, for the consideration of $350,000.00. In the event the Company exercises this option, then in that event all monthly lease payments made by the Company during the First Five (5) year term and the Second Five (5) year term shall be applied to and deducted from the consideration of $350,000.00.

The Company shall be in continued possession of the premises and conducting active operations at the time the Company chooses to exercise any of the Term and/or Purchase Options.

3. RENTAL: Job creation is a paramount consideration of the County. Therefore the county considers the jobs created and the wages paid to have greater worth than rental payment. As long as the Company maintains operations, including the number of jobs cited in paragraph 1. Consideration of this agreement, rental payment will be One Thousand Dollars ($ 1,000.00) per month. Should the Company's employment level fall below that cited in 1. Consideration, the County reserves the right to renegotiate the terms of this agreement in regard to Consideration and Rental. Notwithstanding anything contained herein to the contrary, the Company's monthly rental litigation shall begin on the first day of each month commencing on November PRP 1, 2007, and shall be due and payable on the first day of each month thereafter, the last of which shall be due and payable on October PRP 1, 2012

4. TAXES: The Company shall pay all ad valorem taxes duly assessed against its stock, fixtures, equipment, merchandise and other personal property located on the premises and shall also pay privilege, excise and other taxes applicable to the ownership and conduct of this business. The Company may apply for ad valorem tax exemptions for its equipment in accordance with the application procedures set forth by the County and the State of Mississippi.

5. INSURANCE: The County has secured and will, at its own expense, carry and maintain fire, windstorm, and extended coverage insurance on the insurable property leased by the County to the Company to the full replacement value thereof, with loss payable to the County as its respective interest may appear. In the event of damage to or loss of the premises from any insured against cause, (a) in the event of a total loss; or (b) in the event of a partial loss where the insurance proceeds are equal to or exceed the outstanding total unpaid rental under this lease, the proceeds shall be used by the County to repair and/or replace the improvements to a comparable condition, unless the county shall collectively decide otherwise. The Company shall reimburse the County for the costs and/or premium in connection with the aforesaid insurance, on a quarterly basis.

6. INDEMNITY AND LIABILITY INSURANCE: The Company covenants and agrees to, and warrants that it will, indemnify and hold harmless the county from any sum or sums the County may be or become liable for or required to pay as damages for injury or injuries, to person and/or property sustained by any person, corporation, or other entity recognized by the law, including the Company and its privies, agents, servants, employees, invitees and permitees upon the premises while this lease shall be in effect. In addition thereto, the Company shall purchase and keep in effect an insurance policy with the County as additional named insured, which will obligate an insurance company to defend any action against the County and/or Company for damages, and pay all damages contemplated in the last above paragraph up to and including the sum of $1,000,000 per person or $5,000,000 per occurrence for property damage.

The Company shall provide the County on an annual basis a certificate from the insurance company verifying that the required insurance policies are in force.

7. MAINTENANCE AND REPAIR: The Company agrees to maintain the premises at its own expense and further covenants that the premises shall be kept in a good state of repair at its own expense.

8. EXPANSION AND ADDITIONS TO BUILDING: It is agreed that the company, at its own expense, and without the requirement of additional rental payments, upon written consent of the County, may construct any additions, alterations, improvements, decorations or any separate building upon the premises, for the purpose of improving and/or expanding its operations or business. In the event such additions, or new improvements, are erected, the Company may at any time at its option remove such additions, or new buildings, from said premises, provided that any damage to the real property resulting from such removal shall be repaired by the Company at its own expense.

9. ALTERATIONS TO THE BUILDING: It is understood and agreed that the company, at its own expense, upon written consent of the County, may make any and all alterations and/or improvements to the building, or buildings, on the premises that it may deem necessary or advisable and that do not diminish the value of the premises or improvements, without the payment of any additional rental to the County.

10. ASSIGNABILITY OF LEASE: The Company may not assign this lease or sub-let the whole or any part of the premises, without permission from County.

11. USE: he premises and improvements shall continuously be used by the Company during the Term for the purposes hereinabove set forth.

12. DEFAULTS: In the event of a default by the Company in the performance of any condition, covenant or agreement required of the Company hereunder, the County shall have the right to terminate this Agreement after giving notice in writing of such intent to the Company. If the County shall terminate this agreement pursuant to this paragraph, it shall not thereby waive any of its rights and remedies to collect all rental payments and/or other sums due hereunder or to enforce the other provisions of this Agreement.

Notwithstanding anything contained herein to the contrary, the Company shall pay unto the county all expenses the County may incur in the enforcement of the lease or the collection of any sums to which it is entitled, including attorney's fees and cots of litigation.

13. REPRESENTATIONS AND WARRANTIES OF THE COUNTY: The County hereby expressly agrees, represents, and warrants that, as of the commencement of the Term:

a)

The applicable zoning and all other laws applicable to the premises shall permit the premises to be used for the purposes hereinabove set forth, insofar as the officials of the county understood those products to be.

b)

The County is vested with a good and marketable title to the premises, free and clear of all liens and encumbrances of ever nature and description, as set forth hereinabove.

c)

If the Company shall pay the rental payments as herein provided and shall keep and perform all of the other covenants and terms of this Lease to be kept and performed by the Company, the Company shall and may, peaceably and quietly have, hold and enjoy the premises for the term of the Lease.

14. County agrees to apply for and seek governmental grants for the purpose of capitol improvements and/or other items in connection with the operations being conducted by the Company, and County further agrees to assist Company in a reasonable manner should the Company make application for any grants.

15. DIVISIBILITY:

The terms, covenants and provisions of the Lease are severable and divisible, and if any of the said terms, covenants and provisions shall be invalidated by law or for other reason, the force and effect of the other terms, covenants, and provisions shall be deemed to be unaffected and be legally enforceable although the provisions invalidated had not been herein set forth.

16. NOTICES: Any notices required hereunder shall be deemed given when received, as evidenced by registered or certified mail receipt, or evidence of refusal or that the Notice was unclaimed, if addressed as follows:

FOR THE "COUNTY":

Lawrence County Board of Supervisors

Post Office Box 1160

Monticello, MS 39654

FOR THE "COMPANY":

EATware Holdings, Inc.

3420 Ocean Park Blvd., Ste. 3000

Santa Monica, CA 90405

IN WITNESS WHEREOF, the Board of Supervisors of Lawrence County, Mississippi, acting for and on behalf of Lawrence County, Mississippi, have caused this agreement to be signed by its President and attested by its Clerk and the Official Seal of the said County to be affixed; and, the said EATware Holdings, Inc. has caused this Agreement to be executed by its Chairman and attested by its Secretary and the Official Seal of said Company to be affixed; all on this day and year hereinabove first written.

GIVEN under my hand and official seal of office, on this the 2nd day of August, 2007.

SEAL

/s/ Kevin Rayborn

Kevin Rayborn, Clerk

LAWRENCE COUNTY BOARD OF SUPERVISORS

BY: /s/ Billy Jo Boutwell

Billy Jo BoutwelI, President

EATware Holdings, Inc.

BY: /s/ Tristan R. Pico

TRISTAN R. Pico,

Corporate General Counsel

ATTEST:

Its Secretary

STATE OF MISSISSIPPI

COUNTY OF LAWRENCE

PERSONALLY appeared before me, the undersigned authority, in and for the said County and State, within my jurisdiction, the within named, BILLY JOE BOUTWELL and KEVIN RAYBORN, who acknowledged that they are the President and Clerk, respectively, of the Board of Supervisors of Lawrence County, Mississippi, and that for and on behalf of the Board of Supervisors of Lawrence County, Mississippi, and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said Board of Supervisors to do so.

GIVEN under my hand and official seal of office, on this the 2nd day of August, 2007.2007.

/s/

SEAL

NOTARY PUBLIC

My Commission Expires:   1-6-08

STATE OF   MS

COUNTY OF   Lawrence

PERSONALLY appeared before me, the undersigned authority, in and for the said County and State, within my jurisdiction, the within named, TRISTAN R. PICO and                                  , who acknowledged that they are the Corporate General Counsel and Secretary, respectively, of EATware Holdings, Inc., and that for and on behalf of EATware Holdings, Inc., and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said Company to do so.

GIVEN under my hand and official seal of office, on this the 2nd day of August, 2007.2007.

/s/ Kevin Rayborn Chancery Clerk

SEAL

NOTARY PUBLIC

My Commission Expires:   1-6-08

EXHIBIT "A"

COMMENCE AT AN IRON PIN FOUND ON THE NW CORNER OF THE NEJ4 OF THE SWI4 OF SECTION 20, TOWNSHIP 7 NORTH, RANGE 11 EAST, LAWRENCE COUNTY, MISSISSIPPI; THENCE RUN NORTH 89 DEGREES 56 MINUTES 34 SECONDS EAST 540.87 FEET ALONG THE NORTH LINE OF THE NEJ4 OF THE SWI4 OF SAID SECTION 20 TO A FOUND IRON PIN; THENCE CONTINUE ALONG SAID NORTH LINE NORTH 89 DEGREES 56 MINUTES 34 SECONDS EAST 185.33 FEET TO A SET IRON PIN; THENCE CONTINUE ALONG SAID NORTH LINE NORTH 89 DEGREES 56 MINUTES 34 SECONDS EAST 58.80 FEET TO AN IRON PIN SET ON THE WESTERN RIGHT OF WAY OF THE GULF MOBILE OHIO RAILROAD; THENCE RUN ALONG SAID WESTERN RIGHT OF WAY SOUTH 34 DEGREES 05 MINUTES 54 SECONDS EAST 300 FEET TO A SET IRON PIN; THENCE LEAVING SAID RIGHT OF WAY RUN SOUTH 17'DEGREES 00 MINUTES 00 SECONDS WEST 610.36 FEET TO THE NORTHERN RIGHT OF WAY OF MISSISSIPPI HWY. NO. 84; THENCE RUN ALONG SAID NORTHERN RIGHT OF WAY NORTH 67 DEGREES 56 MINUTES 30 SECONDS WEST 347.41 FEET TO A SET IRON PIN; THENCE LEAVING SAID RIGHT OF WA Y RUN NORTH 17 DEGREES 00 MINUTES 00 SECONDS EAST 616.15 FEET TO A SET IRON PIN; THENCE NORTH 73 DEGREES 00 MINUTES 00 SECONDS EAST 68 FEET TO A SET IRON PIN; THENCE RUN NORTH 17 DEGREES 00 MINUTES 00 SECONDS EAST 96. 70 FEET BACK TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS 5.54 ACRES, MORE OR LESS, AND IS LOCATED IN THE NEJ4 OF THE SWI4 OF SECTION 20, TOWNSHIP 7 NORTH, RANGE 11 EAST.